Exhibit 10.1

AMENDMENT TO INVESTMENT AGREEMENT
December 13, 2023
Reference is hereby made to that Investment Agreement, dated as of November 9, 2023 (the “Investment Agreement”), by and between KORE Group Holdings, Inc., a Delaware corporation (the “Company”), and Searchlight IV KOR, L.P., a Delaware limited partnership (the “Purchaser”). All capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Investment Agreement.
WHEREAS, the Company and the Purchaser desire to amend certain terms of the Investment Agreement pursuant to this Amendment to Investment Agreement (this “Amendment”).
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Amendment, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree to amend and restate in its entirety the form of Warrant attached to the Investment Agreement as Annex II to be in the form of Annex I hereof.
This Amendment shall become effective upon the date hereof.
This Amendment may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.
This Amendment and the Investment Agreement, including the Company Disclosure Letter, together with the Confidentiality Agreement and the other Transaction Documents, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. Except as expressly set forth in this Amendment, the Agreement shall continue in full force and effect and shall be unaffected hereby.
    The provisions of Section 7.06 (Governing Law; Jurisdiction), Section 7.07 (Specific Enforcement), Section 7.08 (Waiver of Jury Trial), Section 7.09 (Notices), Section 7.10 (Severability) and Section 7.12 (Interpretation) of the Investment Agreement are hereby incorporated by reference and, accordingly, shall apply mutatis mutandis to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.
KORE GROUP HOLDINGS, INC.
By:
    Name: Romil Bahl
    Title:     Chief Executive Officer

SEARCHLIGHT IV KOR, L.P.
By: Searchlight Capital Partners IV GP AGG,
LLC, its general partner

By:
    Name: Andrew Frey
    Title: Authorized Person